Exhibit 4.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS METASTAT, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT THE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

METASTAT, INC.

Senior Non-Convertible Promissory Bridge Note

U.S. $[________] No.: [_______]	Issuance Date: [__], 2018 Maturity Date: [Six (6) Months Following the Issuance Date]

FOR VALUE RECEIVED, MetaStat, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of [___________] or any permitted holder (the “Payee”) of this senior non-convertible promissory bridge note (this “Note”), at the principal office of the Payee set forth herein, or at such other place as the Payee may designate in writing to the Company, the principal sum of [___________] Dollars ($[_____]), with interest on the unpaid principal balance hereof at a rate equal to ten percent (10%) per annum commencing effective as of the Issuance Date (the “Commencement Date”), in such currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this Note. This Note has been entered into pursuant to the terms of a note purchase agreement (the “Purchase Agreement”) dated as of [_____], 2018 by and among the Company and the purchasers signatory thereto. Unless otherwise separately defined herein, each capitalized term used in this Note shall have the same meaning as set forth in the Purchase Agreement.

1. Principal, Interest and Prepayment.

(a) The Company shall repay the entire principal balance plus accrued and unpaid interest thereon (the “Outstanding Balance”) then outstanding under this Note no later than [six (6) months following the Issuance Date] (the “Maturity Date”).

(b) Interest on the outstanding principal balance of this Note shall accrue at a rate of ten percent (10%) per annum commencing on the Commencement Date, which interest shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty-five (365) days. Furthermore, upon the occurrence of an Event of Default (as defined below), then to the extent permitted by applicable law, the Company will pay interest to the Payee on the then outstanding principal balance of the Note from the date of the Event of Default until this Note is paid in full at the rate of twelve percent (12%) per annum.

(c) The Company may not prepay this Note, either in whole or in part, absent the Payee’s prior written consent.

2. Automatic Exchange of Outstanding Balance upon Qualified Offering. Subject to the terms and conditions of this Section 2 and provided this Note remains outstanding, this Note shall automatically exchange at the Outstanding Balance (the “Automatic Exchange”), without any action on the part of the Payee, into such number of fully paid and non-assessable securities (e.g. shares and warrants) to be issued in the Qualified Offering (as defined below). With respect to the Automatic Conversion, the Company and/or the Company’s investment banker(s) shall communicate and provide notice of the timing, pricing and closing of the Qualified Offering to the Payee in the same manner as all other investors in the Qualified Offering. The Payee shall be deemed to be a purchaser in the Qualified Offering and shall be granted all rights afforded to an investor in the Qualified Offering and shall enter into such reasonable definitive documentation with respect to the Qualified Offering. For purposes of this Note, “Qualified Offering” shall mean one or a series of offerings of equity or equity-linked securities following the date of this Note, resulting in aggregate gross proceeds of at least $6,628,927 to the Company, including the Automatic Exchange of the Notes into the Qualified Offering.

3. Rank. This Note shall rank senior with respect to payment to all existing and future indebtedness of the Company including the junior non-convertible promissory bridge note issued pursuant to the Purchase Agreement and to the Company’s issued and outstanding equity securities, except as otherwise required by applicable law.

4. Additional Indebtedness. The Company shall not, without first obtaining the consent of from the Payee (which consent will not be unreasonably withheld), incur any new Indebtedness (indebtedness of the Company which does not exist as of the date of this Note) while this Note is outstanding; provided, however, that the consent of the Payee will not be required with respect to Permitted Indebtedness.

5. Prohibition on Liens. So long as this Note is outstanding, the Company shall not create or impose any material Lien of the Company or any of its Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject, except for Permitted Liens. Failure to comply with the terms of this Section 5 shall be deemed an Event of Default pursuant to Section 8 of this Note.

6. Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding Business Day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

7. Representations and Warranties of the Company. The Company represents and warrants to the Payee as follows:

(a) The Company has been incorporated and is validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

(b) This Note has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

(c) The execution, delivery and performance of this Note will not: (i) conflict with or result in a material breach of or a default under any of the terms or provisions of, (A) the Company’s articles of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound; (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets; or (iii) result in the creation or imposition of any material lien or encumbrance upon any material property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party or may be bound or to which the Company or any of its property is subject.

(d) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Note.

8. Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) the Company shall fail to make the payment of any principal amount outstanding for a period of ten (10) Business Days after the date such payment shall become due and payable hereunder; or

(b) the Company shall fail to make the payment of any accrued and unpaid interest for a period of ten (10) Business Days after the date such interest shall become due and payable hereunder; or

(c) any material breach by the Company of any representations or warranties made by the Company herein; or

(d) the holder of any Indebtedness of the Company shall accelerate any payment of any amount or amounts of principal or interest on any such Indebtedness (other than with respect to this Note and notes of like tenor) prior to its stated maturity or payment date, the aggregate principal amount of which Indebtedness is in excess of $500,000, whether such Indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such Indebtedness which is due and owing and such Indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within fifteen (15) Business Days of such acceleration; or

(e) A judgment or judgments for the payment of money shall be rendered against the Company for an amount in excess of $500,000 in the aggregate (net of any applicable insurance coverage) for all such judgments that shall remain unpaid for a period of sixty (60) consecutive days or more after its entry or issue or that shall not be discharged, released, dismissed, stayed or bonded (due to an appeal or otherwise) within the sixty (60) consecutive day period after its entry or issue; or

(f) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code, as amended (the “Bankruptcy Code”) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, or (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic); or

(g) a proceeding or case shall be commenced in respect of the Company without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) consecutive days.

9. Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Payee of this Note may at any time at its option, (a) declare, by providing the Company with not less than ten (10) Business Days’ prior written notice, the entire unpaid principal balance of this Note together with all interest accrued and unpaid hereon, due and payable, and upon the Company’s receipt of such notice, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 8(f) and (g), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding principal balance and accrued and unpaid interest hereunder shall be immediately due and payable, and (ii) Sections 8(a) through (e), the Payee may exercise or otherwise enforce any one or more of the Payee’s rights, powers, privileges, remedies and interests under this Note or applicable law. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

10. Rights and Remedies. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Notwithstanding anything to the contrary contained in this Note, Payee agrees that its rights and remedies hereunder are limited to receipt of cash or securities of the Company in the amounts described herein.

11. Replacement. Upon receipt of a duly executed and notarized written statement from the Payee with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

12. Parties in Interest; Transferability. This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Note may not be transferred or sold, pledged, hypothecated or otherwise granted as security by the Payee without the prior written consent of the Company, which consent will not be unreasonably withheld.

13. Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the holders holding a majority of the then outstanding Principal Balance of the Notes issued pursuant to the Purchase Agreement

14. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) on the date of transmission upon hand delivery or by delivery via telecopy, facsimile or email at the address, email address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Address of the Payee:

[_________]
[_________]
[_________]
Attention: [_________]
Tel. No.: [_________]
Fax No.: [_________]
Email: [_________]

Address of the Company:

MetaStat, Inc.
27 Drydock Ave., 2nd Floor
Boston, MA 02110
Attention: Chief Executive Officer
Tel. No.: (617) 531-6500
Fax No.: (617) 482-3337
Email: dhamilton@metastat.com and dschneiderman@metastat.com

15. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

16. Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

17. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Payee’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate. Therefore, the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

18. Failure or Delay Not Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

19. Enforcement Expenses. The Company agrees to pay all reasonable costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

20. Binding Effect. The obligations of the Company and the Payee set forth herein shall be binding upon the successors and permitted assigns of each such party.

21. Compliance with Securities Laws. The Payee acknowledges and agrees that this Note is being acquired solely for the Payee’s own account and not as a nominee for any other party, and for investment purposes only and not with a view to the resale or distribution of any part thereof, and that the Payee shall not offer, sell or otherwise dispose of this Note other than in compliance with applicable federal and state laws. The Payee understands that this Note constitutes “restricted securities” under applicable federal and state securities laws and that such securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”). The Payee represents and warrants to the Company that the Payee is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS METASTAT, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT THE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

22. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

23. Consent to Jurisdiction. Each of the Company and the Payee (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in 14 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 23 shall affect or limit any right to serve process in any other manner permitted by applicable law.

24. Waivers. Except as otherwise specifically provided herein, the Company hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and does hereby consent to any number of renewals or extensions of the time for payment hereof and agrees that any such renewals or extensions may be made without notice and without affecting its liability herein, AND DOES HEREBY WAIVE TRIAL BY JURY. No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

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IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

METASTAT, INC.

By:
Name:
Title: